THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT

This Third Amendment to Stock Purchase Agreement (this “Amendment”), dated as of April 15, 2008, is made by and among Iakona, Inc. (“Iakona”), Jason Kulpa (“Kulpa”, and together with Iakona, “Seller”), All Ad Acquisition Inc. (“Buyer”) and solely for purposes of Section 9.3 of the Purchase Agreement, Duncan Capital Partners LLC (“Duncan Capital”). Each of Seller, Buyer and Duncan Capital are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties are parties to a Stock Purchase Agreement dated as of November 14, 2007, as amended by the First Amendment, dated January 11, 2008 and the Second Amendment, dated February 28, 2008 (collectively, the “Purchase Agreement”), pursuant to which Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of the issued and outstanding shares in the capital of Ad Authority, Inc.;

WHEREAS, Section 10.3 of the Purchase Agreement allows amendment of the Purchase Agreement only by a written instrument duly executed by or on behalf of each Party thereto; and

WHEREAS, the Parties wish to amend the Purchase Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

2. Purchase Price. Section 1.2 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“The purchase price for the Shares shall be $8,000,000, payable as set forth in Section 1.3 hereof, plus 6,400,000 shares of common stock of Morlex, Inc., a Colorado corporation and the sole stockholder and parent company of Buyer (“Parent”), to be delivered in accordance with Section 1.3 hereof (collectively, the “Purchase Price”).”

3. Payment of Purchase Price. Section 1.3 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“At the Closing, Buyer will deliver (or cause to be delivered) to Seller:

(a) The sum of $3,500,000 in immediately available funds by wire transfer to an account specified by Seller in writing to Buyer not later than three (3) Business Days prior to Closing. For purposes of this Agreement, the term “Business Day” shall mean any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York.

(b) A promissory note in the principal amount of $4,500,000 issued by Parent in favor of Seller along with a Security Agreement relative thereto, substantially in the form of that collectively attached as Exhibit G hereto.

(c) Instructions to the Parent’s transfer agent to issue to the Seller one or more certificates evidencing Seller’s ownership of 6,400,000 shares of common stock of Parent, which Buyer represents and warrants to Seller: (i) represents 19.73%% of the issued and outstanding common stock of Parent on a fully diluted basis as of the date hereof and (ii) assuming the accuracy of the representations and warranties of Seller in this Agreement, has been duly authorized, validly issued, fully paid and non-assessable and has been issued in full compliance with all applicable federal and state securities laws.

(d) Cash in an amount sufficient to: (i) make the payment set forth in Section 5.14(a) hereof and subsection (i) of Section 5.14(b) hereof, and (ii) reimburse Seller for all amounts of Seller’s documented legal and accounting expenses incurred in connection with the transactions contemplated by the Purchase Agreement and raising the funds necessary to close such transactions that were not previously reimbursed by Buyer (provided that Seller has, prior to the Closing, delivered to Buyer evidence reasonably satisfactory to Buyer documenting all such expenses previously reimbursed and to be reimbursed at the Closing as expenses incurred in connection with the transactions contemplated by the Purchase Agreement and raising the funds necessary to close such transactions).”

4. Non-Competition / Non-Solicitation. Section 5.9(d) of the Purchase Agreement is hereby amended in its entirety to read as follows:

“Notwithstanding the foregoing, if Jason Kulpa’s employment relationship with the Company is terminated by the Company without cause or by Mr. Kulpa for Good Reason (as such terms are defined in the Employment Agreement), then the covenants of Section 5.9(a) and Section 5.9(b) hereof shall only apply until the earlier of: (i) one year following the date of termination of his employment and (ii) three years after the Closing Date. Notwithstanding the foregoing, in the event that an Event of Default (as defined in the Secured Promissory Note and the Security Agreement, as applicable) has occurred and is continuing under that certain Secured Promissory Note or that certain Security Agreement, each of even date herewith issued by Company and Morlex Inc. is favor of Seller, then the covenants of Section 5.9(a) and Section 5.9(b) hereof shall immediately terminate and be of no further force and effect.”

5. Employee Benefit Plans. Section 5.10 of the Purchase Agreement is hereby amended in its entirety to read as follows:

“Buyer shall, or shall cause the Company to, provide for employees of the Company who are employed after the Closing Date to be eligible for participation in a common stock incentive plan for up to 10% of Parent’s issued and outstanding common stock.”

6. Employee Matters. Section 5.14 of the Purchase Agreement is hereby amended in its entirety to read as follows:

“5.14 Employee Matters.

(a) Cancellation of Stock Options and Redemption of SARs. On the Closing Date, all stock options of the Company shall be cancelled for no consideration. The Sellers hereby represent and warrant that the exercise price of all such stock options is higher than the per share consideration to be received by the Sellers pursuant to the transactions contemplated by this Agreement. On the Closing Date, all stock appreciation rights of the Company shall be cancelled, and each holder of such stock appreciation rights of the Company, identified on Exhibit E hereto, shall receive from the Company (i) an amount in cash (subject to any required tax withholdings) set forth opposite such person’s name on Exhibit E hereto, payable through the payroll of the Company and (ii) an unsecured promissory note, substantially in the form of Exhibit H hereto, for the amount set forth opposite such person’s name in Exhibit E hereto, payable through the payroll of the company (subject to any required tax withholdings).

(b) Consideration for Non-Compete and Non-Solicitation Agreements. At Closing, in consideration for each person listed on Exhibit C hereto entering into a Non-Compete and Non-Solicitation Agreement, the Buyer shall deliver to such person (i) an amount in cash (without interest and subject to any required tax withholdings) set forth opposite such person’s name on Exhibit C hereto, payable through the payroll of the Company and (ii) an unsecured promissory note, substantially in the form of Exhibit H hereto, for the amount set forth opposite such person’s name in Exhibit C hereto, payable through the payroll of the company (without interest and subject to any required tax withholdings).

(c) Employee Stock Grants. At Closing, or within 5 Business Days thereafter, the Buyer shall cause to be delivered to each of the employees of the Company listed on Exhibit I hereto the number of shares of common stock of Parent set forth next to such employee’s name on Exhibit I hereto.”

7. Conditions to Obligations of Buyer. Sections 6.1 (l) is hereby deleted in its entirety and is replaced with the following: “[Reserved.]”

8. Conditions to Obligations of Seller. Section 6.2 (e) is hereby deleted in its entirety and is replaced with the following:

“(e) Registration Rights Agreement. Buyer shall have delivered to Seller an executed Amended and Restated Registration Rights Agreement, in the form attached hereto as Exhibit F, and such agreement shall be in full force and effect. Buyer hereby represents and warrants that the Amended and Restated Registration Rights Agreement has been duly authorized by the Board of Directors of the Parent, and has been duly executed by the Parent and the Holders (as defined in the Amended and Restated Registration Rights Agreement).”

9. Counterparts. Section 10.11 is hereby deleted in its entirety and is replaced with the following:

“SECTION 10.11 Counterparts. For the convenience of the parties hereto, this Agreement and any amendments hereto may be executed in any number of counterparts and by facsimile or electronic mail, each such counterpart being deemed to be an original instrument, and all such counterparts together constituting the same agreement.”

10. Definitions. Section 10.14 of the Purchase Agreement is hereby amended by adding the following definition:

“Parent ………………………………………………………§1.2”

11. Exhibits. The Exhibits to the Purchase Agreement are hereby amended as follows:

(a) by replacing Exhibit C thereto with Exhibit A to this Amendment;

(b) by replacing Exhibit E thereto with Exhibit B to this Amendment;

(b) Investor Rights Agreement, in the form of Exhibit F to the Purchase Agreement, shall be replaced with the Registration Rights Agreement, substantially in the form of Exhibit C to this Amendment, for all purposes of the Agreement;

(b) by adding Exhibit G thereto, substantially in the form of Exhibit D to this Amendment;

(c) by adding Exhibit H thereto, substantially in the form of Exhibit E to this Amendment; and

(d) by adding Exhibit I thereto, substantially in the form of Exhibit F to this Amendment.

12. Purchase Agreement. The Purchase Agreement shall remain in full force and effect, as amended hereby.

[Signature page follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Amendment to be duly executed and delivered as of the date first above written.

IAKONA, INC.

By:	/s/ Jason Kulpa
Name: Jason Kulpa
Title: President

/s/ Jason Kulpa
JASON KULPA, as an individual

ALL AD ACQUISITION INC.

By:	/s/ Richard J. Berman
Name: Richard J. Berman
Title: President

For purposes of Section 9.3 of the Agreement only:

DUNCAN CAPITAL PARTNERS LLC

By:	/s/ Michael Crow
Name: Michael Crow
Title: Manager

EXHIBIT A

EXHIBIT C

SPECIFIED EMPLOYEES AND CONSIDERATION

Such exhibit is on file with the Company’s records.

EXHIBIT B

EXHIBIT E

STOCK APPRECIATION RIGHTS REDEMPTION

Such exhibit is on file with the Company’s records.

EXHIBIT C

EXHIBIT F

REGISTRATION RIGHTS AGREEMENT

See Attached.

EXHIBIT D

EXHIBIT G

SECURED PROMISSORY NOTE

See Attached.

EXHIBIT E

EXHIBIT H

UNSECURED PROMISSORY NOTE

See Attached.

EXHIBIT F

EXHIBIT I

EMPLOYEE STOCK ISSUANCES

Such exhibit is on file with the Company’s records.